UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2026
iRhythm Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	41-3421287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2026, the Board of Directors (the “Board”) of iRhythm Holdings, Inc. (the “Company”) adopted the iRhythm Deferred Compensation Plan (the “Plan”), to be sponsored by the Company and providing for participation by the Company’s wholly owned subsidiaries, iRhythm Technologies, Inc. and Vital Connect, Inc., with an effective date of January 1, 2027.

The Plan is a nonqualified deferred compensation plan that allows eligible employees and non-employee directors to defer receipt of taxable income and thereby defer income taxes and assist in saving for retirement. Under the Plan, each eligible employee, which includes the Company’s named executive officers, is permitted to elect to defer receipt of up to 80% of such employee’s base salary and up to 100% of such employee’s annual bonus, and each eligible non-employee director is permitted to elect to defer receipt of up to 100% of such director’s cash fees. Dollar amounts that are deferred are credited to a participant’s Plan account and are notionally invested in investments selected by such participant from among those the Plan administrator offers, and the account is credited with the gains or losses from such investments. Additionally, the Company reserves the right to make discretionary, matching or other contributions to such accounts, in its sole discretion, and if made, such contributions would be subject to any applicable vesting conditions determined by the Company. The Plan is “unfunded,” which means that participants have only the rights of unsecured general creditors with respect to their Plan accounts. The Company intends to establish a trust in connection with the Plan, the assets of which will remain subject to the claims of the Company’s creditors in the event of the Company’s insolvency. Vested amounts in a participant’s account are generally paid either in a single lump sum or in annual installments, based on the payment election made by the participant at the time the amount was initially deferred (which may be modified in accordance with the Plan).

The above summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM HOLDINGS, INC.

Date: November 13, 2026	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer